REGISTRATION NO. 333-79305


		  SECURITIES AND EXCHANGE COMMISSION
		       WASHINGTON, D.C.  20549


			     FORM S-8/A

		    POST-EFFECTIVE AMENDMENT NO. 1
				 TO
		       REGISTRATION STATEMENT
				UNDER
		     THE SECURITIES ACT OF 1933


			   FPL GROUP, INC.
	 (Exact name of registrant as specified in its charter)
	   Florida                                59-2449419
(State or other jurisdiction of                (I.R.S. Employer
 incorporation or organization)               Identification No.)

			   700 Universe Boulevard
			   Juno Beach, Florida  33408
	       (Address of Principal Executive Office) (Zip Code)



	 FPL Energy Operating Services, Inc.  Employees Savings Plan
			  (Full title of the plan)



Dennis P. Coyle
General Counsel and Secretary
FPL Group, Inc.
700 Universe Boulevard
Juno Beach, Florida  33408
(561) 694-4644

Jeffrey I. Mullens, P.A.
Steel Hector & Davis LLP
1900 Phillips Point West
777 South Flagler Drive
West Palm Beach, Florida  33401-6198
(561) 650-7257

Robert J. Reger, Jr., Esq.
Thelen Reid & Priest LLP
40 West 57th Street
New York, New York  10019-4097
(212) 603-2000

(Names and addresses of agents for service)
(Telephone number, including area code, of agents for service)


Copies to:

	Denise A. Gordon, Esq.
	Steel Hector & Davis LLP
	1900 Phillips Point West
	777 S. Flagler Drive
	West Palm Beach, Florida, 33401-6198


Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

This Post Effective Amendment No. 1 to the Registration
Statement shall become effective with the Securities and Exchange Commission (the "Commission") in accordance with
Section 8(a) of the Securities Act, and Rules 456 and 464 promulgated thereunder.


			   SIGNATURES

The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Juno
Beach, State of Florida, on  June 24, 1999.


FPL ENERGY OPERATING SERVICES, INC.  EMPLOYEE SAVINGS PLAN


By:        Employee Benefits Plan Administrative Committee


By: /s/ Dilek Samil
    -----------------
    for J. K. Peterson, Chairman




Pursuant to the Power of Attorney granted under the registration statement, the undersigned Agent for Service named in the registration statement has executed this Post-Effective Amendment No. 1 to the registration statement on behalf of all persons signing such registration statement, thereunto duly authorized, in the City of Juno Beach, State of Florida, on June 24, 1999.


By: /s/ Dennis P. Coyle
    -------------------
    Dennis P. Coyle
    Agent for Service